Exhibit 3.25

FILED In the Office of the Secretary of State of Texas OCT 24 1979 /s/ Peter Wassdorf Attorney Corporation Division

RESTATED ARTICLES OF INCORPORATION

OF

SLC SUCCESSION, INC.

(Name being changed to Sugar Land Telephone Company)

1. SLC Succession, Inc., pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act, hereby adopts Restated Articles of Incorporation which accurately copy the Articles of Incorporation and all amendments thereto that are in effect to date and as further amended by such Restated Articles of Incorporation as hereinafter set forth and which contain no other change in any provision thereof, except that the name and address of the incorporator of the corporation has been omitted.

2. The Articles of Incorporation of the corporation are amended and restated by the Restated Articles of Incorporation as follows:

Article One, which states the name of the corporation as SLC Succession, Inc., is amended to read as follows:

“I

The name of the corporation is Sugar Land Telephone Company.”

3. The amendment made by these Restated Articles of Incorporation has been effected in conformity with the provisions of the Texas Business Corporation Act and such Restated Articles of Incorporation and the amendment made by the Restated Articles of Incorporation was duly adopted by unanimous written consent of the shareholders of the corporation on the 28th day of August, 1979.

4. The number of shares outstanding and entitled to vote on the Restated Articles of Incorporation as so amended at such meeting was 1,000 shares of Common Stock, par value $1.00 per share (“Common Stock”). All of such shares of Common Stock were voted for such Restated Articles of Incorporation as so amended.

5. The Articles of Incorporation are hereby superseded by the following Restated Articles of Incorporation which accurately copy the entire text thereof and as amended as above set forth:

“RESTATED ARTICLES OF INCORPORATION

OF

SUGAR LAND TELEPHONE COMPANY

Pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act, as amended, the undersigned corporation adopts the following Restated Articles of Incorporation:

ARTICLE ONE

The name of the corporation is SUGAR LAND TELEPHONE COMPANY.

ARTICLE TWO

The period of its duration is perpetual.

ARTICLE THREE

The purpose or purposes for which the corporation is organized are:

The transaction of any or all lawful business for which a corporation may be incorporated under the Texas Business Corporation Act.

ARTICLE FOUR

The aggregate number of shares which the corporation shall have the authority to issue is Five Thousand (5,000) shares of common stock and such shares shall have a par value of One Dollar ($1.00) each.

No holder of shares of capital stock of any class or series of the corporation shall have pre-emptive or preferential rights of subscription to any shares of any class or series of capital stock of the corporation, whether now or hereafter authorized, or to any options or warrants for the purchase of, or to any bonds, debentures or other securities convertible into, any such shares of capital stock of the corporation, issued or sold, nor shall any holder have any right of subscription to any such capital stock.

ARTICLE FIVE

The corporation will not commence business until it has received for the issuance of its shares consideration of the value of at least One Thousand and No/100 Dollars ($1,000.00), consisting of money, labor done, or property actually received.

ARTICLE SIX

The address of the corporation’s initial registered office is 8306 Highway 90A, Sugar Land, Texas 77478, and the name of its initial registered agent at such address is R. C. Brown, III.

ARTICLE SEVEN

The number of directors constituting the initial Board of Directors is three (3), and the names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and qualified are:

NAME	ADDRESS

I. H. Kempner, III	Box 25 Sugar Land, Texas

R. C. Brown, III	Box 650 Sugar Land, Texas

Peter Slot	Box 650 Sugar Land, Texas

(1) The number of directors of the corporation shall be fixed from time to time by the Bylaws, but shall not be less than one (1).

(2) The corporation may enter into contracts or transact business with one or more of its directors or officers, or with any corporation, firm or association in which any of its directors or officers are shareholders, directors, officers, members, employees or otherwise interested; and no such contract or other transaction shall be void or voidable or otherwise affected by reason of such directorship or office in the corporation or such interest in such other firm, corporation or association, notwithstanding that a director or directors having such interest are present and counted in determining the existence of a quorum at a meeting of the Board of Directors of the corporation which acts upon or in reference to such contract or transaction, and notwithstanding that the vote of such director or directors shall have been necessary to authorize, approve, ratify, or otherwise obligate the corporation upon such contract or transaction, provided that the fact of such interest shall be disclosed or otherwise made known to the Board of Directors, or a majority thereof at the meeting of the Board of Directors which acts upon or in reference to such contract or transaction; nor shall any director or officer be liable to account to this corporation for any profits realized by or from or through any such transaction or contract of the corporation by reason of such directorship, office, or interest.”

DATED this 5th day of October, 1979.

SLC SUCCESSION, INC.

(Name being changed to Sugar Land Telephone Company)

By	/s/ R.C. Brown, III
R.C. Brown, III
President

By	/s/ Caralyn Peterson,
C. Peterson, Secretary

STATE OF TEXAS	§
§
COUNTY OF FORT BEND	§

I, Pratha A. Meview, a Notary Public, do hereby certify that on this 5th day of October, 1979, personally appeared before me R. C. Brown, III, who being by me first duly sworn, declared that he is the President of SLC Succession, Inc., that he signed the foregoing document as President of said corporation, and that the statements therein contained are true.

/s/ Pratha A. Meview
Notary Public in and for
Fort Bend County, Texas

14/E

Office of the Secretary of State	10222900959 [TEXAS STATE SEAL]	Corporations Section P.O. Box 13697 Austin, TX 78711-3697

STATEMENT OF CHANGE OF REGISTERED OFFICE OR REGISTERED AGENT OR BOTH BY A CORPORATION, LIMITED LIABILITY COMPANY OR LIMITED	FILED In the Office of the Secretary of State of Texas AUG 16 1996 Corporations Section

1.	The name of the entity is SUGAR LAND TELEPHONE COMPANY.

The entity’s charter/certificate of authority/file number is 00486712-00.

2.	The registered office address as PRESENTLY shown in the records of the Texas secretary of state is:

8306 Hwy 90A, Sugar Land, TX 77478.

3.	A. The address of the NEW registered office is: (Please provide street address, city, state and zip code. The address must be in Texas.)

c/o C T CORPORATION SYSTEM 350 N. St. Paul St. Dallas TX 75201.

OR	B. The registered office address will not change.

4.	The name of the registered agent as PRESENTLY shown in the records of the Texas secretary of state is R C Brown, III.

5.	A. The name of the NEW registered agent is C T CORPORATION SYSTEM.

OR	B. The registered agent will not change.

6.	Following the changes shown above, the address office and the address of the office of the registered agent will continue to be identical, as required by law.

7.	The changes shown above were authorized by:

Business Corporations may select A or B	Limited Liability Companies may select D or E
Non-Profit Corporations may select A, B, or C	Limited Partnerships select F

A.		The board of directors; OR

B.	X	An officer of the corporation so authorized by the board of directors; OR

C.		The members of the corporation in whom management of the corporation is vested pursuant to article 2.14C of the Texas Non-Profit Corporation Act.

D.		Its members

E.		Its managers

F.		The limited partnership

/s/ Bill Trickett
(Authorized Officer of Corporation) (Authorized Member or Manager of LLC) (General Partner of Limited Partnership) Bill Trickett, Assistant Secretary

(TEXAS - 2231 - 12/28/95)

Form 404
Secretary of State P.O. Box 13697 Austin, TX 78711-3697 FAX: 512/463-5709 Filing Fee: $150	[TEXAS STATE SEAL] Articles of Amendment Pursuant to Article 4.04 Texas Business Corporation Act	Filed in the Office of the Secretary of State of Texas Filing #: 48671200 06/08/2006 Document #: 132447980007 Image Generated Electronically for Web Filing

Article 1 - Name

The name of the corporation is:

SUGAR LAND TELEPHONE COMPANY

The filing number issued to the corporation by the secretary of state is: 48671200

Article 2 - Amended Name

The amendment changes the articles of incorporation to change the article that names the corporation. The article in the Articles of Incorporation is amended to read as follows:

Windstream Sugar Land, Inc.

A letter of consent, if applicable, is attached.

Article 3 - Statement of Approval

The amendments to the articles of incorporation have been approved in the manner required by the Texas Business Corporation Act and by the constituent documents of the corporation.

Effectiveness of Filing

☑A.	This document becomes effective when the document is filed by the secretary of state.

or

☐B.	This document becomes effective at a later date, which is not more than (90) days from the date of its signing. The delayed effective date is:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Kevin L. Beebe, President
Signature of Authorized Officer

FILING OFFICE COPY

Form 808 (Revised 01/06) Return in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512 463-5709 Filing Fee: See Instructions	[TEXAS STATE SEAL] Early Adoption of the Business Organizations Code By an Existing Domestic Entity	This space reserved for office use. FILED In the Office of the Secretary of State of Texas JUN 20 2008 Corporations Section

Entity Information

The name of the domestic entity is:

Windstream Sugar Land, Inc.

The date of formation of the entity is: August 15, 1979

The file number issued to the entity by the secretary of state is: 48671200

Entity Type

(Select the entity type by checking the appropriate box below)

☒	For-profit Corporation	☐	Professional Corporation
☐	Nonprofit Corporation	☐	Professional Limited Liability Company
☐	Cooperative Association	☐	Professional Association
☐	Limited Liability Company	☐	Limited Partnership

Election to Adopt

The domestic entity voluntarily elects to adopt and become subject to the Texas Business Organizations Code by filing this statement with the secretary of state.

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Date: 6-17-2008

/s/ John Fletcher

EVP & General Counsel
Signature and title of authorized person (see instructions)

Form 808